UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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QCR Holdings, Inc.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting on May 1, 2013

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at qcrh.ilstk.com. To vote your proxy while visiting this site you will need the 12 digit voter control number in the box below.

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Notice of Annual Meeting

Date: May 1, 2013

Time: 10:00 a.m., local time

Place: i wireless Center located at 1201 River Drive, Moline, IIlinois The purpose of the Annual Meeting is to take action on six proposals: Proposal 1 — To elect four (4) Directors.

01 Patrick S. Baird 03 Douglas M. Hultquist

02 Larry J. Helling 04 Mark C. Kilmer

Proposal 2 — To ratify, on an advisory basis, the appointment of Lindsay Y. Corby to the board of directors to fill a vacancy in Class I, to hold office until the 2015 annual meeting of stockholders.

Proposal 3 — To approve, in a non-binding, advisory vote, the compensation of certain executive officers. Proposal 4 — To approve the QCR Holdings, Inc. 2013 Equity Incentive Plan.

Proposal 5 — To adopt the Amended and Restated Rights Agreement, between QCR Holdings, Inc. and Quad City Bank and Trust Company.

Proposal 6 — To ratify the appointment of McGladrey LLP as QCR Holdings’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote “FOR” all the nominees listed in proposal 1 and “FOR” proposals 2,3,4,5 and 6.